Exhibit 10.2

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) dated as of the 8th day of March, 2011 by and between Global Pari-Mutuel Services, Inc. (the “Company”), Global Pari-Mutuel Services (Guernsey) Limited (“Global Guernsey”), and Mechanica, LLC (the “Optionee”).

RECITALS

WHEREAS, the Optionee and Global Guernsey have executed that certain Master Services Agreement effective as of February 9, 2011 (the “Services Agreement”);

WHEREAS, pursuant to the terms of the Services Agreement, the Company’s Board of Directors (the “Board”) granted to the Optionee, a nonqualified stock option to purchase up to 238,333 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), subject to and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Grant of Option.  This Agreement evidences the Board’s grant to the Optionee of the right and option to purchase, subject to and on the terms and conditions set forth herein, up to 238,333 shares of the Company’s Common Stock (the “Shares”) at an exercise price per Share of $2.00 (the “Option”), exercisable from time to time, subject to the provisions of this Agreement, prior to 5:00 p.m., New York City time, on the Expiration Date.  The Expiration Date will be January 31, 2016 unless earlier terminated pursuant to Section 7.

2. Exercisability of Option.  Subject to Section 1 and Section 7 hereof, the Option granted hereunder shall vest as follows unless the Services Agreement shall have been terminated for any reason prior to the applicable vesting date below. On the date the Services Agreement terminates for any reason then any unvested portion of the Option shall terminate and any vested portion of the Option shall remain vested:

Vesting Date	Additional Fraction of Option and Option Shares Vested

April 30, 2011	1/4th
July 31, 2011	1/4th
October 30, 2011	1/4th
January 31, 2012	1/4th

3. Method of Exercise of Option.  The Option to the extent then exercisable may be exercised in whole or in part by giving written notice to the Company specifying the number of Shares to be purchased in the form of the Exercise Form, attached hereto as Appendix A, accompanied by payment in full of the purchase price, in cash, or by check or such other instrument or form of consideration as may be acceptable to the Board in its sole discretion.  The Optionee shall have the right to dividends and other rights of a stockholder with respect to the Shares purchased upon exercise of the Option at such time as the Optionee has given written notice of exercise and has paid in full for such Shares.

4. No Transferability.  The Option is not transferable and may be exercised solely by the Optionee.  Any attempt to transfer, assign, pledge or otherwise dispose of, or to subject to execution, attachment or similar process, the Option in whole or in part contrary to the provisions hereof shall be void and ineffective and shall give no right to the purported transferee.

5. No Rights to Continued Service.  Nothing contained in this Agreement shall constitute any contract or agreement of service, nor shall interfere in any way with the right of Global Guernsey to terminate the Services Agreement in accordance with the terms thereof; provided, however, that nothing contained in this Agreement shall adversely affect any independent contractual right of the Optionee, including but not limited to the Optionee’s rights under the Services Agreement, without its consent thereto.

6. Regulations.  This Agreement and the grant and exercise of the Option hereunder, and the obligation of the Company to sell and deliver shares under the Option shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies, national securities exchanges and interdealer quotation systems as may be required.  Additionally, notwithstanding any other provision in this Agreement, the Option may not be exercised in whole or in part unless and until the Shares to be issued upon the exercise thereof have been registered under the Securities Act of 1933, as amended, and applicable state securities laws, or are, in the opinion of counsel to the Company, exempt from such registration in the United States.  The Company shall not be under any obligation to register under applicable federal or state securities laws any Shares to be issued upon the exercise of the Option granted hereunder in order to permit the exercise of the Option in whole or in part and the issuance and sale of the Shares subject to the Option, although the Company may in its sole discretion register such Shares at such time as the Company shall determine.  If the Company chooses to comply with such an exemption from registration, the Shares to be issued upon the exercise of the Option may, at the direction of the Board, bear an appropriate restrictive legend restricting the transfer or pledge of the Shares represented thereby, and the Board may also give appropriate stop transfer instructions with respect to the Shares to the Company’s transfer agent.

7. Adjustment and Termination upon Certain Events.

7.1. Adjustments.  If there shall occur any extraordinary dividend or other extraordinary distribution in respect of the Common Stock (whether in the form of cash, Common Stock, other securities, or other property), or any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend), reverse stock split, reorganization, merger, combination, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, or there shall occur any similar, unusual or extraordinary corporate transaction or event in respect of the Common Stock or a sale of substantially all the assets of the Company as an entirety, then the Board shall, in such manner and to such extent (if any) as it, in its sole discretion, deems appropriate and equitable proportionately adjust any or all of (i) the number and type of shares of Common Stock (or other securities) which thereafter may be made the subject of the Option, (ii) the number, amount and type of shares of Common Stock (or other securities or property) subject to the Option, (iii) the grant, purchase, or exercise price of the Option, or (iv) the securities, cash or other property deliverable upon exercise of the Option.   In any of such events, the Board may take such action sufficiently prior to such event if necessary to permit the Optionee to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is available to stockholders generally.

7.2. Effect of Termination of Services.   If the Services Agreement is terminated for any reason, the Option shall thereupon terminate and the portion of the Option that was exercisable on the date of such termination of service may be exercised for ninety (90) days after the date of termination.

8. Limitation of Liability.  No member of the Board, or any officer or employee of the Company acting on behalf of the Board, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to this Agreement, and all members of the Board and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

9. Shares to be Reserved.  The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.

10. Assignment.  Except as expressly provided herein, neither this Agreement nor any of the rights or obligations hereunder may be assigned or delegated by any party hereto without the express written consent of the other party hereto, provided, however, that no consent will be required for the assignment to any successor to all or substantially all of the Company’s assets or business (whether by purchase, merger, consolidation or otherwise).

11. Notices.  All notices provided for in this Agreement will be in writing signed by the party giving such notice sent by (i) registered or certified mail, return receipt requested, (ii) any prepaid overnight courier delivery service then in general use, (iii) hand or (iv) facsimile transmission or similar means of communication if such transmission of such notice is confirmed immediately by any of the other means set forth above, as follows:

If to Optionee, to:
Mechanica, LLC
75 Water Street, Level 2
Newburyport, Massachusetts 01950
Facsimile: (973) 499 - 7876
Attention: Ted Nelson

If to the Company or Global Guernsey, to:
500 Fifth Avenue, Suite 810
New York, New York 10110
Facsimile: (203) 724-1855
Attention:  Jarrett Lilien

with a copy to:
Rayner Rowe LLP
75 Rockefeller Plaza, 20th Floor
New York, New York 10016
Facsimile:  (212) 937 - 4680
Attention: Daniel Rayner, Esq.

and a copy to:
Olshan Grundman Frome Rosenzweig & Wolosky LLP
65 East 55th Street
New York, New York 10022
Facsimile: (212) 451-2222
Attention:  Robert H. Friedman, Esq.
Kenneth M. Silverman, Esq.
or at such other address as will be indicated to either party in writing.  Notice of change of address will be effective only upon receipt. A notice provided in the manner required herein will be deemed given:  (i) if delivered personally, upon delivery; (ii) if sent by overnight courier, on the first business day after it is sent; (iii) if mailed, three business days after mailing; and (iv) if sent by fax, upon actual receipt of the fax or confirmation thereof (whichever is first).

12. Waiver.  The Company’s failure to enforce any provision of this Agreement will not constitute a waiver of its right to enforce such provision.  The parties reserve the right to waive by mutual written consent for a specific period and under specific conditions any provision of this Agreement, provided that such waiver shall be limited to the period and conditions specified by mutual written consent and shall in no way constitute a general waiver, or be considered as evidence of any given interpretation of any provision so waived.

13.  Governing Law; Jurisdiction.  This Agreement will be governed and construed in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such State, without regard to conflict of laws provisions thereof to the extent that the general application of the laws of another jurisdiction would be required thereby.   Each party agrees that any action or proceedings arising from or relating to this Agreement seeking injunctive relief or enforcement of an arbitration award may be instituted against such party in any appropriate court in the State of New York and hereby irrevocably submits to the jurisdiction of the State and Federal courts of the State of New York and waives any claim of forum nonconveniens with respect thereto.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING FROM OR RELATING TO THIS AGREEMENT.

14.  Descriptive Headings.  The Section headings contained herein are for reference purposes only and will not in any way affect the meaning or interpretation of this Agreement.

15. Severability.  If any provision of this Agreement is held to be unenforceable for any reason, it shall be adjusted rather than voided, if possible, to achieve the intent of the parties to the extent possible. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

16. Entire Agreement.  The parties hereto acknowledge that each has read this Agreement, understands it, and agrees to be bound by its terms.  The parties further agree that this Agreement, the Services Agreement and any modifications made pursuant hereto and thereto constitute the complete and exclusive written expression of the terms of the agreement between the parties, and supercede all prior or contemporaneous proposals, oral or written, understandings, representations, conditions, warranties, covenants, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may not be amended, changed or modified absent a writing signed by both parties.

17. Counterparts.  This Agreement may be executed in one or more counterparts, which, together, will constitute one and the same agreement.

18. Compliance With Laws.  Notwithstanding anything else contained herein to the contrary, this Agreement, the granting and vesting of the Option and the offer, issuance and delivery of Shares under this Agreement are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered in respect of this Agreement will be subject to such restrictions, and to any restrictions the Company may require to preserve a pooling of interests under generally accepted accounting principles, and the person acquiring such securities will, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered on the date above.

GLOBAL PARI-MUTUEL SERVICES, INC.

By:	/s/ R. Jarrett Lilien
	Name:	R. Jarrett Lilien
	Title:	CEO

GLOBAL PARI-MUTUEL SERVICES (GUERNSEY) LIMITED

By:	/s/ James Leslie Whiteford
	Name:	James Leslie Whiteford
	Title:	Chief Financial Officer

Agreed to and Accepted:

MECHANICA, LLC

By:	/s/
Name:
Title:

Global Pari-Mutuel Services, Inc.
500 Fifth Avenue, Suite 810
New York, New York 10110

Ladies and Gentlemen:

Notice is hereby given of an election to purchase ______ shares of Common Stock, par value $0.001 per share (the “Shares”), of Global Pari-Mutuel Services, Inc. (the “Company”) at a price of $_______ per Share, pursuant to the provisions of the option granted to Mechanica, LLC (“Mechanica”) on March  , 2011, under the Stock Option Agreement by and among the Company, Global Pari-Mutuel Services (Guernsey) Limited and Mechanica.  Enclosed in payment for the Shares is a check in the amount of $________.

The following information is supplied for use in issuing and registering the Shares purchased hereby:

Number of Certificates and Denominations	___________________

Name	___________________

Address	___________________

___________________

Tax Identification Number	___________________

Dated:  _______________, 20__

Very truly yours,

________________________________